Exhibit 99.1

Praxair Completes Purchase of NuCO2 Inc.

DANBURY, Conn.--(BUSINESS WIRE)--March 1, 2013--Praxair, Inc. (NYSE: PX) announced today that it has completed the previously announced acquisition of NuCO2 Inc. for $1.1 billion from Aurora Capital Group.

NuCO2 is the largest provider of fountain beverage carbonation in the United States with approximately 162,000 customer locations and 900 employees. The NuCO2 micro-bulk beverage carbonation offering is the service model of choice for customers offering fountain beverages as it is cost effective, reliable and less labor intensive.

“NuCO2 is a high-quality business that fits directly within Praxair’s strategy of building density and providing customer reliability. It will continue to operate with a focus on customer service and will benefit from Praxair’s strong competencies in distribution and productivity,” said Eduardo Menezes, executive vice president of Praxair. "Praxair will grow its beverage carbonation businesses domestically and internationally through expanded product and service offerings," he added.

Praxair, Inc. is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2012 sales of $11 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing productivity and environmental benefits to a wide variety of industries including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

CONTACT:
Praxair, Inc.
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media
Jacqueline Hunt, 203-837-2663
jacqueline_hunt@praxair.com